UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

May 31, 2019

Date of report (Date of earliest event reported)

Universal Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1110 W. Commercial Blvd.

Fort Lauderdale, Florida 33309

(Address of principal executive offices)

Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	UVE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Universal Property & Casualty Insurance Company (“UPCIC”) and American Platinum Property and Casualty Insurance Company (“APPCIC” and together with UPCIC, the “Insurance Entities”), each a wholly-owned subsidiary of Universal Insurance Holdings, Inc. (the “Company”), have completed the placement of their respective 2019-2020 reinsurance programs, effective June 1, 2019.

The Insurance Entities are responsible for insured losses related to catastrophic events in excess of coverage provided by their reinsurance programs. The Insurance Entities also remain responsible for insured losses notwithstanding the failure of any reinsurer to make payments otherwise due to the Insurance Entities. The Insurance Entities’ inability to satisfy valid insurance claims resulting from catastrophic events could have a material adverse effect on the Company’s results of operations, financial condition and liquidity.

UPCIC’s 2019-2020 Reinsurance Program

•	First event All States retention of $43 million; First event Non-Florida retention of $10 million.

•	All States first event tower expanded to $3.28 billion, an increase of $134 million over the final 2018-2019 program.

•

Assuming a first event completely exhausts the $3.28 billion tower, the second event exhaustion point would be $1.3 billion, an increase of $262 million over the final 2018-2019 program on the same assumptions.

•

Full reinstatement available for all private market first event catastrophe layers for guaranteed second event coverage. For all layers purchased below the Florida Hurricane Catastrophe Fund (“FHCF”), to the extent that all coverage or a portion thereof is exhausted in a catastrophic event and reinstatement premium is due, the Company has purchased reinstatement premium protection (“RPP”) to pay the premium necessary for the reinstatement of these coverages.

•

Private market reinsurance coverage continues to be structured into layers. This structure utilizes a cascading feature such that any layers above a $111 million attachment point are excess of loss over the immediately preceding layer. If the aggregate limit of the preceding layer is exhausted, the next layer cascades down in its place for future events.

•	Specific 3rd and 4th event private market catastrophe excess of loss coverage of $76 million in excess of $35 million provides robust frequency protection for a multiple event storm season.

•

For the FHCF Reimbursement Contracts effective June 1, 2019, UPCIC has continued the election of the 90% coverage level. The total mandatory FHCF layer is estimated to provide approximately $1.980 billion of coverage for UPCIC, which inures to the benefit of the open market coverage secured from private reinsurers.

APPCIC’s 2019-2020 Reinsurance Program

•	First event All States retention of $2 million.

•	All States first event tower of $27.5 million.

•

Full reinstatement available for all private market first event catastrophe layers for guaranteed second event coverage. For the layer purchased below the FHCF, to the extent that all coverage or a portion thereof is exhausted in a catastrophic event and reinstatement premium is due, the Company has purchased RPP to pay the premium necessary for the reinstatement of this coverage.

•

Private market reinsurance coverage continues to be structured into layers. This structure utilizes a cascading feature such that any layers above the $2 million attachment point are excess of loss over the immediately preceding layer. If the aggregate limit of the preceding layer is exhausted, the next layer cascades down in its place for future events.

•

APPCIC also purchases extensive multiple line excess per risk reinsurance with various reinsurers due to the high-value risks it insures in both the personal residential and commercial multiple peril lines of business. Under this multiple line excess per risk contract, APPCIC has coverage of $8.5 million in excess of $500 thousand ultimate net loss for each risk and each property loss, and $1 million in excess of $0.3 million for each casualty loss. A $19.5 million aggregate limit applies to the term of the contract for property-related losses and a $2.0 million aggregate limit applies to the term of the contract for casualty-related losses. This contract also contains a profit-sharing feature if specific performance measures are met.

•

For the FHCF Reimbursement Contracts effective June 1, 2019, APPCIC has continued the election of the 90% coverage level. The total mandatory FHCF layer is estimated to provide approximately $11.7 million of coverage for APPCIC, which inures to the benefit of the open market coverage secured from private reinsurers.

The total cost of the 2019-20 reinsurance programs for UPCIC and APPCIC is projected to be $417 million, representing approximately 33.3% of estimated direct earned premium for the 12-month treaty period.

Press Release

The Company has issued a press release announcing the placement of the 2019-2020 reinsurance programs. Such press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release dated May 31, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2019	UNIVERSAL INSURANCE HOLDINGS, INC.

	By:	/s/ Jon W. Springer
	Name:	Jon W. Springer
	Title:	President and Chief Risk Officer